Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

Cypress Reports Fourth-Quarter and Record Year-End 2007 Results

•                  Record annual revenue of $1.60 billion, up 46.2% year-on-year.

•                  Q4 revenue of $431.2 million, 0.5% below median guidance but up 50.3% year-on-year.

•                  Fiscal year, fully diluted GAAP EPS increased $2.07 (or 828.0%) year-on-year; non-GAAP(1) EPS grew $0.31 (or 60.8%) year-on-year.

•                  PSoC® customer base expanded to 6,301, up from 3,371 customers year-on-year.

SAN JOSE, Calif., January 24, 2008 — Cypress Semiconductor Corp. (NYSE: CY) today announced that revenue for the 2007 fourth quarter was $431.2 million, down 4.1% from $449.5 million for the prior quarter, and up 50.3% from $287.0 million for the year-ago period.

Cypress recorded GAAP net income of $8.0 million in the 2007 fourth quarter, or diluted earnings per share of $0.04. That compares with last quarter’s diluted earnings per share of $0.18. GAAP diluted earnings per share in the year-ago fourth quarter was $0.09.

Non-GAAP(1) net income for the 2007 fourth quarter—earnings that exclude stock-based compensation, acquisition-related charges and other special charges and credits—totaled $46.2 million, or diluted earnings per share of $0.24. That compares with non-GAAP(1) diluted earnings per share of $0.26 for the prior quarter and $0.15 for the year-ago fourth quarter.

For the fiscal year 2007, Cypress posted total revenue of $1.60 billion, an increase of 46.2% from fiscal year 2006 revenue of $1.09 billion. On a GAAP basis, Cypress’s fiscal year 2007 diluted earnings per share was $2.32, compared with diluted earnings per share of $0.25 in 2006. On a non-GAAP(1) basis, Cypress’s fiscal year 2007 diluted earnings per share was $0.82, compared with diluted earnings per share of $0.51 in 2006—an increase of 60.8%.

Cypress President and CEO T.J. Rodgers commented, “The GAAP 2007 earnings figure overstates our true operating earnings by a factor of three due to one-time events. Nonetheless, we are very happy with genuine progress reflected in our non-GAAP(1) earnings of $0.82, up 60.8% for the year. Continued strong progress with strategic initiatives, such as our effort to refocus on programmable products and our flexible manufacturing initiative, combined with exceptional results from SunPower, resulted in record annual revenue of $1.60 billion and a solid 104.4% increase in non-GAAP(1) operating income, compared to 2006. Our stock price increased 118.1% in fiscal 2007, exceeding all major indexes by a wide margin for the third consecutive year.

“Cypress remained nicely profitable in a softening semiconductor market in the fourth quarter with non-GAAP(1) semiconductor(2) gross margin reaching 48.8%. For the year, we claimed a record 4,755 major design wins, driven in large part by our high-margin programmable solutions and the strongest semiconductor product portfolio in our history. Our balance sheet contains not only $1.56 billion in cash and equivalents, but a 90% controlling voting stake in SunPower. It will provide many opportunities for us to drive shareholder value in 2008 and beyond.

“An industrywide consumer-segment slowdown late in the fourth quarter caused us to report an EPS of $0.24, just short of our EPS guidance range of $0.26 to $0.28. We expect normal seasonal, first-quarter softness in our core semiconductor business to be exacerbated by continued macroeconomic uncertainty. Nevertheless, we expect to achieve record consolidated revenue again in 2008.

“Our financial goals are simple: To grow semiconductor revenue faster than the overall market, and to increase profit at a rate far greater than sales.”

BUSINESS REVIEW

                + On a GAAP basis, fourth-quarter consolidated gross margin was 35.1%. Semiconductor(2) gross margin for the fourth quarter was 47.3%, up 1.9 percentage points from the previous quarter.

                + Non-GAAP(1) consolidated gross margin for the fourth quarter was 36.6%, up 3.4 percentage points from the previous quarter, due mainly to product mix and higher gross margin from SunPower.

                + Non-GAAP(1) semiconductor(2) margin for the fourth quarter was 48.8%, up 1.6 percentage points from 47.2% in the previous quarter. Semiconductor(2) gross margin improved in Q4 due to product mix and factory efficiencies.

                + Consolidated GAAP diluted EPS of $0.04 for the fourth quarter decreased 55.6% year-on-year. Consolidated non-GAAP(1) diluted EPS of $0.24 increased 60.0% year-on-year.

                + Semiconductor(2) book-to-bill ratio ended the fourth quarter at 0.88, compared with 1.01 in the 2007 third quarter. We were 76% booked at the beginning of the first quarter of 2008.

Additional fourth-quarter data and comparisons relevant to Cypress’s business units are presented below:

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

December 30, 2007

					Total
	CCD(3)	DCD(3)	MID(3)	Other	Semiconductor(2)	SPWR	Consolidated
REVENUE ($M)	92.4	28.2	82.6	3.7	206.9	224.3	431.2
Percentage of total revenues	21.4%	6.5%	19.2%	0.9%	48.0%	52.0%	100.0%

GROSS MARGIN (%)
On a GAAP basis	46.7%	72.2%	41.2%	8.2%	47.3%	23.8%	35.1%
On a non-GAAP(1) basis	48.4%	73.0%	43.0%	5.5%	48.8%	25.3%	36.6%

	Total
	Semiconductor(2)	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	5.3	2.7	8.0
On a non-GAAP(1) basis	27.5	18.7	46.2

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	0.03	0.01	0.04
On a non-GAAP(1) basis	0.15	0.09	0.24

THREE MONTHS ENDED

September 30, 2007

					Total
	CCD(3)	DCD(3)	MID(3)	Other	Semiconductor(2)	SPWR	Consolidated
REVENUE ($M)	103.0	29.7	79.6	2.9	215.2	234.3	449.5
Percentage of total revenues	22.9%	6.6%	17.7%	0.7%	47.9%	52.1%	100.0%

GROSS MARGIN (%)
On a GAAP basis	47.3%	61.7%	39.1%	(15.5)%	45.4%	18.9%	31.6%
On a non-GAAP(1) basis	49.0%	62.9%	41.0%	(12.2)%	47.2%	20.4%	33.2%

	Total
	Semiconductor(2)	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	25.2	4.6	29.8
On a non-GAAP(1) basis	29.7	15.2	44.9

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	0.15	0.03	0.18
On a non-GAAP(1) basis	0.18	0.08	0.26

TWELVE MONTHS ENDED

December 30, 2007

					Total
	CCD(3)	DCD(3)	MID(3)	Other	Semiconductor(2)	SPWR	Consolidated
REVENUE ($M)	357.7	117.8	330.3	15.8	821.6	774.8	1,596.4
Percentage of total revenues	22.4%	7.4%	20.7%	1.0%	51.5%	48.5%	100.0%

GROSS MARGIN (%)
On a GAAP basis	45.7%	65.7%	39.1%	35.1%	45.7%	22.3%	34.3%
On a non-GAAP(1) basis	47.3%	66.7%	40.9%	35.6%	47.3%	24.0%	36.0%

	Total
	Semiconductor(2)	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	394.3	4.9	399.2
On a non-GAAP(1) basis	84.0	62.1	146.1

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	2.29	0.03	2.32
On a non-GAAP(1) basis	0.49	0.33	0.82

TWELVE MONTHS ENDED

December 31, 2006

					Total
	CCD(3)	DCD(3)	MID(3)	Other	Semiconductor(2)	SPWR	Consolidated
REVENUE ($M)	334.2	131.9	342.3	46.7	855.1	236.5	1,091.6
Percentage of total revenues	30.6%	12.1%	31.3%	4.3%	78.3%	21.7%	100.0%

GROSS MARGIN (%)
On a GAAP basis	46.6%	64.6%	37.8%	74.1%	47.4%	23.3%	42.2%
On a non-GAAP(1) basis	47.6%	65.3%	39.0%	73.8%	48.3%	23.7%	43.0%

	Total
	Semiconductor(2)	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	19.4	20.1	39.5
On a non-GAAP(1) basis	57.9	27.7	85.6

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	0.14	0.11	0.25
On a non-GAAP(1) basis	0.37	0.14	0.51

1.               Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.

2.               “Semiconductor” includes all of Cypress’s business segments except for SunPower.

3.               CCD – Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.

FOURTH-QUARTER 2007 HIGHLIGHTS

+ Interesting PSoC® design wins for the quarter included two models of the “Baby” line of Gaggia S.p.A. coffee machines, Pioneer Electronics’ X-Z7 and X-Z9 Super home audio CD receiver and speaker systems, and Therma Blade Inc.’s hockey skate blades, which are heated using a PSoC-based control circuit. Heating reduces friction between the skate blade and the ice. These products also use the PSoC-based CapSense™ capacitive sensing solution as a replacement for mechanical buttons and sliders.

+ Cypress is the leader in capacitive sensing for mobile handsets with a market share of more than 70 percent, according to a new report by IMS Research. Cypress has shipped more than 40 million CapSense devices into the handset market in less than two years. Durable and stylish, capacitive sensing interfaces have also become a solution of choice in many cars, PCs, white goods and industrial products.

+ EDN magazine named Cypress’s EZ-Color™ high-brightness LED controller one of its “Hot 100 Products of 2007.” The PSoC Express™ visual embedded design tool used with the controllers enables designers to select LED colors with an easy-to-use drag-and-drop interface – without having to write software code. The software also automatically compensates for differences in LED performance characteristics, enabling lighting manufacturers to avoid paying a premium for high-end LED products.

+ Cypress introduced West Bridge™ Astoria™, a programmable peripheral controller offering the industry’s fastest USB transfer rates. Astoria expands the West Bridge family beyond mobile handsets to embedded applications such as portable media players, portable navigation devices and digital cameras. Handsets using the West Bridge solution transfer multimedia files, such as audio and motion pictures, 2.7 times as fast as the second-best solution, according to a recent test by Semiconductor Insights, a leading industry analyst firm. The test results were featured in an article in EE Times, a leading electronics magazine.

+ Cypress announced that it will close its 0.35-micron semiconductor manufacturing facility in Round Rock, Texas, by the end of 2008. The company is considering options to monetize the equipment, building and land that has become prime real estate since it was purchased 21 years ago.

+ Cypress launched a business unit in Shanghai to centralize the company’s Asia-Pacific design, manufacturing, and sales and marketing operations. Executive Vice President of Manufacturing and China Operations Shahin Sharifzadeh has relocated to manage the business. Cypress’s sales in China are expected to triple over the next five years, led by demand for PSoC mixed-signal arrays in electric bicycles, consumer electronics, white goods and handsets.

+ SunPower announced plans to build five large-scale power plants in Spain totaling 47 megawatts. The company also completed a 14-megawatt system at Nellis Air Force Base—the largest photovoltaic installation in North America. SunPower’s commercial installations included a 699-kilowatt solar-electric system at Shiseido America Inc. Projects announced during the quarter included new installations with HP and Toyota totaling more than three megawatts.

+ SunPower’s Korean joint venture, Woongjin Energy Corp., dedicated a 500,000-square-foot solar silicon ingot pulling factory, boosting SunPower’s long-term silicon supply pipeline. SunPower also reached a five-year supply agreement with Jiawei SolarChina Co. that will produce more than 900 megawatts of solar cells. Jiawei is a leading manufacturer of solar-LED wireless lighting in China.

                + SunPower signed agreements with Morgan Stanley and GE Energy Financial Services to provide financing that allows customers to install solar-electric systems with no upfront capital costs. Major customers participating in the program include WalMart, Macy’s, HP, Agilent, and Toyota Motor Sales.

                + SunPower signed a definitive agreement to acquire Solar Solutions, an Italian solar systems integrator and distributor. The acquisition is expected to close during the first quarter.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB radio system-on-chip, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive, industrial, and solar power. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the first quarter of 2008 and the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the state and future of the economy, the growth of our products, the strength of our programmable product portfolio, especially our proprietary products such as PSoC and West Bridge, our improved factory utilization, the success of our flexible manufacturing initiative to provide factory capacity, expected revenue growth, the demand  and growth in the markets we serve, the stability of our ASPs, the effect of our divestitures, our growth, bookings, profit and revenue, and the success of SunPower’s current and future projects. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to the business and economic conditions and growth trends in the semiconductor and solar power industries, the state of the global economy, the actions of our competitors, our ability to develop and roll out new products, our ability to execute on our flexible manufacturing plan and maintain lower operating expenses, whether our products perform as expected, our ability to grow our China business unit, whether the demand for our PSoC and West Bridge products is fully realized, customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins, factory utilization, whether the expected growth in the markets we serve materializes, seasonality in the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the financial performance of our subsidiaries, and other risks described in our filings, as well as SunPower’s filings, with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, and PSoC are registered trademarks of Cypress Semiconductor Corporation. PSoC Express, Programmable System-on-Chip, EZ-Color, CapSense, West Bridge and Astoria are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 30,	December 31,
	2007	2006

ASSETS

Cash, cash equivalents, and investments (a)	$1,558,208	$643,480
Accounts receivable, net	236,275	163,196
Inventories, net	246,799	119,184
Property, plant and equipment, net	714,372	572,018
Goodwill and other intangible assets	593,278	395,845
Other assets	386,389	229,802
Total assets	$3,735,321	$2,123,525

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$174,365	$92,206
Deferred income	38,452	44,917
Convertible debt (b)	1,025,000	598,996
Income tax liabilities	81,956	47,792
Other accrued liabilities	315,621	170,583
Total liabilities	1,635,394	954,494
Minority interest	378,400	123,472
Stockholders’ equity	1,721,527	1,045,559
Total liabilities and stockholders’ equity	$3,735,321	$2,123,525

(a)  Cash, cash equivalents, and investments included restricted cash totaling $67.9 million and $63.3 million as of December 30, 2007 and December 31, 2006, respectively.

(b)  Convertible debt was short-term as of December 30, 2007, and long-term as of December 31, 2006.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 30,	September 30,	December 31,	December 30,	December 31,
	2007	2007	2006	2007	2006

Revenues	$431,214	$449,535	$286,973	$1,596,387	$1,091,553
Cost of revenues	279,950	307,536	167,611	1,048,071	631,328
Gross margin	151,264	141,999	119,362	548,316	460,225
Operating expenses (credits):
Research and development	45,547	46,642	57,052	187,296	242,292
Selling, general and administrative	81,825	70,925	49,855	296,167	186,660
Amortization of acquisition-related intangibles	8,816	8,812	3,738	36,441	15,873
Impairment of acquisition-related intangibles	—	—	—	14,068	—
In-process research and development charge	—	—	—	9,575	—
Impairment related to synthetic lease	—	—	1,204	7,006	2,704
Gains on divestitures	(529)	(6,647)	(8,732)	(17,958)	(14,730)
Restructuring charges	583	—	—	583	489
Total operating expenses, net	136,242	119,732	103,117	533,178	433,288
Operating income	15,022	22,267	16,245	15,138	26,937
Interest and other income (expense), net	(2,121)	14,048	4,182	390,866	25,773
Income before income tax and minority interest	12,901	36,315	20,427	406,004	52,710
Income tax provision	(2,774)	(2,667)	(1,757)	(2,563)	(6,859)
Minority interest, net of tax	(2,139)	(3,825)	(2,830)	(4,291)	(6,369)
Net income	$7,988	$29,823	$15,840	$399,150	$39,482

Basic net income per share	$0.05	$0.19	$0.11	$2.57	$0.28
Diluted net income per share	$0.04	$0.18	$0.09	$2.32	$0.25

Shares used in per-share calculation:
Basic	159,578	154,850	143,632	155,559	140,809
Diluted	183,364	165,993	181,680	171,836	179,271

CYPRESS SEMICONDUCTOR CORPORATION

CYPRESS’S OWNERSHIP INTEREST IN SUNPOWER

(In thousands, except percentages)

(Unaudited)

	December 30,	September 30,	December 31,
	2007	2007	2006
Cypress’s ownership interest in SunPower:
Number of class B common shares held by Cypress	44,533	44,533	52,033
As a percentage of total outstanding SunPower capital stock	56%	57%	75%
As a percentage of total outstanding SunPower capital stock on a fully diluted basis	51%	53%	70%
As a percentage of total voting rights of outstanding SunPower capital stock	90%	90%	96%
Fair value of Cypress’s ownership interest in SunPower (a)	$5,836,050	$3,688,223	$1,934,067

(a) Fair value was determined using SunPower’s closing stock price as of the end of each applicable quarter.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	December 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated

Selected Balance Sheet Data:
Cash, cash equivalents, and investments (b)	$1,075,604	$482,604	$1,558,208	$461,388	$182,092	$643,480
Accounts receivable, net	$98,025	$138,250	$236,275	$111,516	$51,680	$163,196
Inventories, net	$106,295	$140,504	$246,799	$96,404	$22,780	$119,184
Property, plant and equipment, net	$336,378	$377,994	$714,372	$369,590	$202,428	$572,018
Goodwill and other intangible assets	$357,701	$235,577	$593,278	$378,913	$16,932	$395,845
Accounts payable	$51,257	$123,108	$174,365	$65,672	$26,534	$92,206
Deferred income	$38,072	$380	$38,452	$44,641	$276	$44,917
Convertible debt (c)	$600,000	$425,000	$1,025,000	$598,996	$—	$598,996
Income tax liabilities	$50,540	$31,416	$81,956	$45,751	$2,041	$47,792

	THREE MONTHS ENDED			THREE MONTHS ENDED
	December 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated

Other Supplemental Data:
Capital expenditures	$10,812	$39,440	$50,252	$44,207	$43,689	$87,896
Depreciation	$18,913	$9,609	$28,522	$22,340	$4,716	$27,056

	TWELVE MONTHS ENDED			TWELVE MONTHS ENDED
	December 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a	)	SunPower	Consolidated

Capital expenditures	$36,779	$201,920	$238,699	$112,853		$108,307	$221,160
Depreciation	$77,985	$27,336	$105,321	$91,519		$16,363	$107,882

	TWELVE MONTHS ENDED			TWELVE MONTHS ENDED
	December 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated
Selected Cash Flow Data:
Net cash flow generated from (used in) operating activities	$136,377	$9,912	$146,289	$165,211	$(37,951)	$127,260
Net cash flow generated from (used in) investing activities	$401,075	$(481,658)	$(80,583)	$(65,830)	$(141,345)	$(207,175)
Net cash flow generated from financing activities	$25,615	$584,625	$610,240	$70,945	$201,300	$272,245

(a) Semiconductor includes all Cypress’s business segments except for SunPower.

(b) Cash, cash equivalents, and investments included restricted cash totaling $67.9 million and $63.3 million as of December 30, 2007 and December 31, 2006, respectively.

(c) Convertible debt was short-term as of December 30, 2007, and long-term as of December 31, 2006.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES*

(In thousands)

(Unaudited)

	THREE MONTHS ENDED
	December 30, 2007
	CCD (a)	DCD (a)	MID (a)	Other	Semiconductor (b)	SunPower	Consolidated

GAAP gross margin	$43,190	$20,339	$34,066	$302	$97,897	$53,367	$151,264
Stock-based compensation expense	1,502	239	1,480	110	3,331	3,364	6,695
Other acquisition-related expense	1	—	—	—	1	—	1
Changes in value of deferred compensation plan	—	—	—	(210)	(210)	—	(210)
Non-GAAP gross margin	$44,693	$20,578	$35,546	$202	$101,019	$56,731	$157,750

	THREE MONTHS ENDED
	September 30, 2007
	CCD (a)	DCD (a)	MID (a)	Other	Semiconductor (b)	SunPower	Consolidated

GAAP gross margin	$48,725	$18,296	$31,109	$(447)	$97,683	$44,316	$141,999
Stock-based compensation expense	1,758	367	1,570	108	3,803	3,588	7,391
Other acquisition-related expense	3	—	—	—	3	—	3
Changes in value of deferred compensation plan	—	—	—	(11)	(11)	—	(11)
Non-GAAP gross margin	$50,486	$18,663	$32,679	$(350)	$101,478	$47,904	$149,382

	THREE MONTHS ENDED
	December 31, 2006
	CCD (a)	DCD (a)	MID (a)	Other	Semiconductor (b)	SunPower	Consolidated

GAAP gross margin	$34,073	$17,285	$38,309	$10,386	$100,053	$19,309	$119,362
Stock-based compensation expense	939	218	1,094	54	2,305	218	2,523
Other acquisition-related expense	4	—	—	—	4	—	4
Changes in value of deferred compensation plan	—	—	—	(21)	(21)	—	(21)
Non-GAAP gross margin	$35,016	$17,503	$39,403	$10,419	$102,341	$19,527	$121,868

	TWELVE MONTHS ENDED
	December 30, 2007
	CCD (a)	DCD (a)	MID (a)	Other	Semiconductor (b)	SunPower	Consolidated

GAAP gross margin	$163,543	$77,373	$129,173	$5,571	$375,660	$172,656	$548,316
Stock-based compensation expense	5,759	1,189	5,923	318	13,189	12,400	25,589
Fair value adjustment to deferred revenue	—	—	—	—	—	1,142	1,142
Other acquisition-related expense	12	—	—	—	12	—	12
Changes in value of deferred compensation plan	—	—	—	(237)	(237)	—	(237)
Non-GAAP gross margin	$169,314	$78,562	$135,096	$5,652	$388,624	$186,198	$574,822

	TWELVE MONTHS ENDED
	December 31, 2006
	CCD (a)	DCD (a)	MID (a)	Other	Semiconductor (b)	SunPower	Consolidated

GAAP gross margin	$155,848	$85,257	$129,439	$34,523	$405,067	$55,158	$460,225
Stock-based compensation expense	3,187	835	3,865	207	8,094	846	8,940
Other acquisition-related expense	20	—	25	—	45	—	45
Changes in value of deferred compensation plan	—	—	—	(358)	(358)	—	(358)
Non-GAAP gross margin	$159,055	$86,092	$133,329	$34,372	$412,848	$56,004	$468,852

*Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(a) CCD - Consumer and Computation Division; DCD - Data Communications Division; MID - Memory and Imaging Division.

(b) Semiconductor includes all Cypress’s business segments except for SunPower.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES*

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED			THREE MONTHS ENDED			THREE MONTHS ENDED
	December 30, 2007			September 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated

GAAP research and development expenses	$41,643	$3,904	$45,547	$42,740	$3,902	$46,642	$54,488	$2,564	$57,052
Stock-based compensation expense	(3,644)	(564)	(4,208)	(4,146)	(404)	(4,550)	(4,153)	(178)	(4,331)
Other acquisition-related expense	(79)	—	(79)	(80)	—	(80)	(417)	—	(417)
Changes in value of deferred compensation plan	243	—	243	13	—	13	25	—	25
Non-GAAP research and development expenses	$38,163	$3,340	$41,503	$38,527	$3,498	$42,025	$49,943	$2,386	$52,329

GAAP selling, general and administrative expenses	$50,704	$31,121	$81,825	$44,164	$26,761	$70,925	$43,750	$6,105	$49,855
Stock-based compensation expense	(8,805)	(10,087)	(18,892)	(8,806)	(9,372)	(18,178)	(4,846)	(762)	(5,608)
Other acquisition-related expense	(48)	—	(48)	(117)	—	(117)	(229)	—	(229)
Changes in value of deferred compensation plan	184	—	184	10	—	10	20	—	20
Release of allowance for uncollectible employee loans	615	—	615	6,864	—	6,864	—	—	—
Non-GAAP selling, general and administrative expenses	$42,650	$21,034	$63,684	$42,115	$17,389	$59,504	$38,695	$5,343	$44,038

GAAP operating income	$3,812	$11,210	$15,022	$15,472	$6,795	$22,267	$6,769	$9,476	$16,245
Stock-based compensation expense	15,780	14,015	29,795	16,755	13,364	30,119	11,304	1,158	12,462
Acquisition-related expense:
Amortization of acquisition-related intangibles	1,684	7,132	8,816	1,954	6,858	8,812	2,574	1,164	3,738
Other acquisition-related expense	128	—	128	200	—	200	650	—	650
Changes in value of deferred compensation plan	(637)	—	(637)	(34)	—	(34)	(66)	—	(66)
Release of allowance for uncollectible employee loans	(615)	—	(615)	(6,864)	—	(6,864)	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	1,204	—	1,204
Gains on divestitures	(529)	—	(529)	(6,647)	—	(6,647)	(8,732)	—	(8,732)
Restructuring charges	583	—	583	—	—	—	—	—	—
Non-GAAP operating income	$20,206	$32,357	$52,563	$20,836	$27,017	$47,853	$13,703	$11,798	$25,501

GAAP net income	$5,259	$2,729	$7,988	$25,222	$4,601	$29,823	$7,361	$8,479	$15,840
Stock-based compensation expense	15,780	14,015	29,795	16,755	13,364	30,119	11,304	1,158	12,462
Acquisition-related expense:
Amortization of acquisition-related intangibles	1,684	7,132	8,816	1,954	6,858	8,812	2,574	1,164	3,738
Other acquisition-related expense	128	—	128	200	—	200	650	—	650
Changes in value of deferred compensation plan	(637)	—	(637)	(34)	—	(34)	(66)	—	(66)
Release of allowance for uncollectible employee loans	(615)	—	(615)	(6,864)	—	(6,864)	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	1,204	—	1,204
Gains on divestitures	(529)	—	(529)	(6,647)	—	(6,647)	(8,732)	—	(8,732)
Restructuring charges	583	—	583	—	—	—	—	—	—
Investment-related gains/losses	1,071	—	1,071	586	—	586	2,541	—	2,541
Write-off of unamortized bond issuance costs	7,009	8,260	15,269	—	—	—	—	—	—
Tax effects	(2,254)	(993)	(3,247)	(1,453)	(1,787)	(3,240)	(949)	(33)	(982)
Related minority interest adjustment	—	(12,422)	(12,422)	—	(7,859)	(7,859)	—	(573)	(573)
Non-GAAP net income	$27,479	$18,721	$46,200	$29,719	$15,177	$44,896	$15,887	$10,195	$26,082

GAAP net income per share - diluted	$0.03	$0.01	$0.04	$0.15	$0.03	$0.18	$0.05	$0.04	$0.09
Stock-based compensation expense	0.07	0.07	0.15	0.11	0.07	0.18	0.06	0.01	0.07
Acquisition-related expense:
Amortization of acquisition-related intangibles	0.01	0.04	0.05	0.01	0.04	0.05	0.02	—	0.02
Other acquisition-related expense	—	—	—	—	—	—	—	—	—
Changes in value of deferred compensation plan	—	—	—	—	—	—	—	—	—
Release of allowance for uncollectible employee loans	—	—	—	(0.04)	—	(0.04)	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	0.01	—	0.01
Gains on divestitures	—	—	—	(0.04)	—	(0.04)	(0.05)	—	(0.05)
Restructuring charges	—	—	—	—	—	—	—	—	—
Investment-related gains/losses	0.01	—	0.01	—	—	—	0.01	—	0.01
Write-off of unamortized bond issuance costs	0.04	0.05	0.08	—	—	—	—	—	—
Tax effects	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.02)	—	—	—
Related minority interest adjustment	—	(0.07)	(0.07)	—	(0.05)	(0.05)	—	—	—
Non-GAAP net income per share - diluted	$0.15	$0.09	$0.24	$0.18	$0.08	$0.26	$0.10	$0.05	$0.15

*Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(a) Semiconductor includes all Cypress’s business segments except for SunPower.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES*

(In thousands, except per-share data)

(Unaudited)

	TWELVE MONTHS ENDED			TWELVE MONTHS ENDED
	December 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated

GAAP research and development expenses	$173,733	$13,563	$187,296	$232,608	$9,684	$242,292
Stock-based compensation expense	(15,363)	(1,817)	(17,180)	(16,719)	(1,197)	(17,916)
Other acquisition-related expense	(334)	—	(334)	(3,597)	—	(3,597)
Changes in value of deferred compensation plan	273	—	273	412	—	412
Non-GAAP research and development expenses	$158,309	$11,746	$170,055	$212,704	$8,487	$221,191

GAAP selling, general and administrative expenses	$191,598	$104,569	$296,167	$164,983	$21,677	$186,660
Stock-based compensation expense	(29,872)	(36,995)	(66,867)	(17,775)	(2,821)	(20,596)
Other acquisition-related expense	(618)	—	(618)	(1,092)	—	(1,092)
Changes in value of deferred compensation plan	208	—	208	315	—	315
Release of allowance for uncollectible employee loans	7,479	—	7,479	—	—	—
Non-GAAP selling, general and administrative expenses	$168,795	$67,574	$236,369	$146,431	$18,856	$165,287

GAAP operating income	$12,796	$2,342	$15,138	$7,830	$19,107	$26,937
Stock-based compensation expense	58,424	51,212	109,636	42,588	4,864	47,452
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	1,142	1,142	—	—	—
Amortization of acquisition-related intangibles	7,901	28,540	36,441	11,183	4,690	15,873
Impairment of acquisition-related intangibles	—	14,068	14,068	—	—	—
In-process research and development charge	—	9,575	9,575	—	—	—
Other acquisition-related expense	964	—	964	4,734	—	4,734
Changes in value of deferred compensation plan	(718)	—	(718)	(1,085)	—	(1,085)
Release of allowance for uncollectible employee loans	(7,479)	—	(7,479)	—	—	—
Impairment related to synthetic lease	7,006	—	7,006	2,704	—	2,704
Gains on divestitures	(17,958)	—	(17,958)	(14,730)	—	(14,730)
Restructuring charges	583	—	583	489	—	489
Non-GAAP operating income	$61,519	$106,879	$168,398	$53,713	$28,661	$82,374

GAAP net income	$394,258	$4,892	$399,150	$19,339	$20,143	$39,482
Stock-based compensation expense	58,424	51,212	109,636	42,588	4,864	47,452
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	1,142	1,142	—	—	—
Amortization of acquisition-related intangibles	7,901	28,540	36,441	11,183	4,690	15,873
Impairment of acquisition-related intangibles	—	14,068	14,068	—	—	—
In-process research and development charge	—	9,575	9,575	—	—	—
Other acquisition-related expense	964	—	964	4,734	—	4,734
Changes in value of deferred compensation plan	(718)	—	(718)	(1,085)	—	(1,085)
Release of allowance for uncollectible employee loans	(7,479)	—	(7,479)	—	—	—
Impairment related to synthetic lease	7,006	—	7,006	2,704	—	2,704
Gains on divestitures	(17,958)	—	(17,958)	(14,730)	—	(14,730)
Restructuring charges	583	—	583	489	—	489
Investment-related gains/losses	(371,527)	—	(371,527)	(5,485)	—	(5,485)
Write-off of unamortized bond issuance costs	11,660	8,260	19,920	—	—	—
Tax effects	849	(18,754)	(17,905)	(1,855)	—	(1,855)
Related minority interest adjustment	—	(36,843)	(36,843)	—	(1,956)	(1,956)
Non-GAAP net income	$83,963	$62,092	$146,055	$57,882	$27,741	$85,623

GAAP net income per share - diluted	$2.29	$0.03	$2.32	$0.14	$0.11	$0.25
Stock-based compensation expense	0.33	0.25	0.58	0.25	0.01	0.26
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	0.01	0.01	—	—	—
Amortization of acquisition-related intangibles	0.04	0.17	0.21	0.06	0.03	0.09
Impairment of acquisition-related intangibles	—	0.08	0.08	—	—	—
In-process research and development charge	—	0.06	0.06	—	—	—
Other acquisition-related expense	0.01	—	0.01	0.03	—	0.03
Changes in value of deferred compensation plan	—	—	—	(0.01)	—	(0.01)
Release of allowance for uncollectible employee loans	(0.04)	—	(0.04)	—	—	—
Impairment related to synthetic lease	0.04	—	0.04	0.02	—	0.02
Gains on divestitures	(0.10)	—	(0.10)	(0.08)	—	(0.08)
Restructuring charges	—	—	—	—	—	—
Investment-related gains/losses	(2.16)	—	(2.16)	(0.03)	—	(0.03)
Write-off of unamortized bond issuance costs	0.07	0.05	0.12	—	—	—
Tax effects	0.01	(0.11)	(0.10)	(0.01)	—	(0.01)
Related minority interest adjustment	—	(0.21)	(0.21)	—	(0.01)	(0.01)
Non-GAAP net income per share - diluted	$0.49	$0.33	$0.82	$0.37	$0.14	$0.51

*Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(a) Semiconductor includes all Cypress’s business segments except for SunPower.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED		THREE MONTHS ENDED		THREE MONTHS ENDED
	December 30, 2007		September 30, 2007		December 31, 2006
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Quarterly average stock price	$33.73	$33.73	$25.76	$25.76	$17.26	$17.26

Net income per share - DILUTED:
Net income	$7,988	$46,200	$29,823	$44,896	$15,840	$26,082
Convertible debt interest expense	—	—	—	—	1,962	1,962
SunPower adjustment and other (a)	(829)	(1,411)	(90)	(695)	(604)	(648)
Net income for diluted computation	$7,159	$44,789	$29,733	$44,201	$17,198	$27,396

Weighted-average common shares	159,578	159,578	154,850	154,850	143,632	143,632
Effect of dilutive securities:
Convertible debt	7,316	7,316	1,813	1,813	33,048	33,048
Warrants	5,009	5,009	—	—	—	—
Stock options, unvested RSUs and other (b)	11,461	13,092	9,330	11,604	5,000	7,215
Weighted-average common shares for diluted computation	183,364	184,995	165,993	168,267	$181,680	183,895

Net income per share - DILUTED	$0.04	$0.24	$0.18	$0.26	$0.09	$0.15

(a) The adjustment primarily included an adjustment to reflect Cypress’s ownership interest in SunPower on a diluted basis in accordance with SFAS No. 128.

(b) The difference in the number of dilutive securities between GAAP and non-GAAP was due to the exclusion of the SFAS No. 123(R) methodology for the non-GAAP share count.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	YEAR ENDED		YEAR ENDED
	December 30, 2007		December 31, 2006
	GAAP	Non-GAAP	GAAP	Non-GAAP

Net income per share - DILUTED:
Net income	$399,150	$146,055	$39,482	$85,623
Convertible debt interest expense	1,173	1,173	7,847	7,847
SunPower adjustment and other (a)	(882)	(3,942)	(2,313)	(1,791)
Net income for diluted computation	$399,441	$143,286	$45,016	$91,679

Weighted-average common shares	155,559	155,559	140,809	140,809
Effect of dilutive securities:
Convertible debt	6,737	6,737	33,048	33,048
Warrants	1,252	1,252	—	—
Stock options, unvested RSUs and other (b)	8,288	10,548	5,414	6,590
Weighted-average common shares for diluted computation	171,836	174,096	179,271	180,447

Net income per share - DILUTED	$2.32	$0.82	$0.25	$0.51

(a) The adjustment primarily included an adjustment to reflect Cypress’s ownership interest in SunPower on a diluted basis in accordance with SFAS No. 128.

(b) The difference in the number of dilutive securities between GAAP and non-GAAP was due to the exclusion of the SFAS No. 123(R) methodology for the non-GAAP share count.

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•      Gross margin;

•      Research and development expenses;

•      Selling, general and administrative expenses;

•      Operating income (loss);

•      Net income (loss); and

•      Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

Cypress presents each non-GAAP financial measure, including the diluted net income (loss) per share, for the following categories: “Semiconductor,” “SunPower,” and “Consolidated.” SunPower is a majority-owned subsidiary of Cypress and for accounting purposes, Cypress is required to consolidate SunPower’s results. Cypress includes two distinct businesses: Semiconductor and SunPower. Semiconductor is Cypress’s traditional core semiconductor business.  On the other hand, SunPower is a stand-alone, publicly-traded company specializing in solar power products.

Cypress’s investment community often views Cypress as two separate entities: Cypress and SunPower, and many Cypress investors have focused on the possibility of a future separation of SunPower and Cypress in evaluating an investment in Cypress. Based on feedback provided by Cypress’s investment community to management, these non-GAAP financial measures divided into “Semiconductor” and “SunPower” are beneficial as they allow Cypress’s investment community to better understand Cypress’s financial performance for the two businesses separately, assess the various methodologies and information used by management to evaluate and measure such performance, and construct their valuation models to better align Cypress’s and SunPower’s results and projections with their applicable competitors and industries.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•      Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining the non-cash expense.

•      Acquisition-related expense.

Acquisition-related expense includes: (1) fair value adjustment to deferred revenue, which is an adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired, (2) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (3) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (4) impairment of intangibles, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy, and (5) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. In addition, in all cases, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•      Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•      Release of allowance for uncollectible employee loans.

The allowance for uncollectible employee loans is related to outstanding employee loans under Cypress’s stock purchase assistance plan.  During the third and fourth quarters of fiscal 2007, management released a portion of the allowance based on a review of the status of the outstanding loans.  Management excludes this non-cash benefit from the non-GAAP measures because it does not relate to Cypress’s core business or impact its operating performance.  Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•      Impairment related to the synthetic lease.

Cypress recognized impairment losses related to its synthetic lease as it determined the fair value of the properties under the synthetic lease was less than the carrying value. This item is excluded from non-GAAP financial measures because it is a non-cash expense that is not considered a core operating activity. As such, management believes that it is appropriate to exclude the impairment from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•      Gains on divestitures.

Cypress recognizes gains resulting from the exiting of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•      Restructuring charges.

Restructuring costs primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring costs are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Cypress does not engage in restructuring activities on a regular basis. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•      Investment-related gains/losses.

Cypress recognizes an impairment loss related to its investment when it determines the decline in fair value is other-than-temporary in nature. This item is excluded from non-GAAP financial measures because it is a non-cash expense that is not considered a core operating activity, and such losses have not historically occurred in every quarter. In addition, investment-related gains/losses include gains/losses related to the sales of certain of its investments, such as the sale of Cypress’s investment in SunPower in the second quarter of fiscal 2007. Management believes that such one-time gains/losses on the sales of Cypress’s investments are not related to the ongoing business and operating performance of Cypress.  As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•      Write-off of unamortized bond issuance costs.

During the fourth quarter of fiscal 2007, the market price trigger condition was met for our convertible debt, giving the holders of the convertible debt the rights to convert.  As a result, we accelerated the write-off of the unamortized bond issuance costs. This is excluded from the non-GAAP financial measures because such non-cash expenses have not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•      Related minority interest adjustment and tax effect.

Cypress adjusts for the minority interest impact and the income tax effect resulting from the non-GAAP adjustments as described above.